UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

On December 9, 2010, Endologix, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 27, 2010, by and between the Company and Essex Woodlands Health Ventures Fund VII, L.P. (“Essex Woodlands Fund VII”).

The Amendment amends the terms of the board designation right set forth in Section 7 of the Purchase Agreement (the “Board Designation Right”) to provide that, at the closing of the transactions contemplated by the Purchase Agreement and the Merger Agreement (as defined below), Essex Woodlands Fund VII shall have the right to designate (i) one individual to be nominated to the Company’s Board of Directors (the “Board”), to serve as a Class II director, subject to certain additional limitations and requirements described in the Amendment, and (ii) one individual who may be present and participate in a non-voting capacity at all meetings of the Board or any committee thereof, including any telephonic meetings, subject to certain additional limitations and requirements described in the Amendment. In addition, effective as of the date on which the Company first issues additional shares of its common stock as a result of the achievement of certain performance milestones set forth in the Merger Agreement, Essex Woodlands Fund VII shall have the right to designate one additional individual to be nominated to the Board, to serve as a Class I director, subject to certain additional limitations and requirements described in the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Employment Agreement with Robert D. Mitchell

On December 10, 2010, the Company entered into an Employment Agreement with Robert D. Mitchell (the “Employment Agreement”), pursuant to which Mr. Mitchell will serve as President, Global Strategic Initiatives, of the Company, commencing on such date. Under the terms of the Employment Agreement, Mr. Mitchell will receive an annual base salary of $350,000 and will be eligible to receive a fiscal 2010 performance bonus of up to $140,000 and fiscal 2011 and 2012 performance bonuses of 45% of his base salary, each based upon achievement of certain performance goals and objectives. In addition, Mr. Mitchell will receive 350,000 shares of restricted common stock, which will vest (i) with respect to 200,000 shares if the Company achieves the OUS Milestone (as defined in the Merger Agreement) within 24 months of the date on which the Generation 3 Product (as defined in the Merger Agreement) obtains CE Mark approval from its European Union notified body, (ii) with respect to 50,000 shares if the Company enrolls the first patient in the United States under the investigational device exemption approval process for the Generation 3 Product within 24 months of the closing of the transactions contemplated by the Merger Agreement and (iii) with respect to the remaining shares if the Company achieves the PMA Milestone (as defined in the Merger Agreement). In connection with his expatriate assignment in Europe, Mr. Mitchell will also be entitled to receive certain perquisites which will include a housing allowance, a car allowance and a travel allowance. Mr. Mitchell is also eligible to receive health, life and disability insurance and to participate in such other benefit programs offered generally by the Company to its other senior executives. In addition, Mr. Mitchell will be reimbursed for all normal and customary business expenses incurred by him in respect of his services to the Company.

The Employment Agreement provides that if the Company terminates Mr. Mitchell’s employment without “cause” or he resigns for “good reason”, Mr. Mitchell will be entitled to receive (i) the portion of his then current base salary which has accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable, (iii) a severance payment in an amount equal to six-months of his then current base salary, (iv) to the extent not already vested, all of his options to purchase shares of the Company’s common stock and restricted stock will vest by an additional six months, (v) a prorated payment equal to the target bonus amount for which he would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for six months.

In the event Mr. Mitchell is terminated or resigns for “good reason” in connection with a change in control of the Company, Mr. Mitchell will be entitled to receive (i) the portion of his then current base salary which has accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable, (iii) a severance payment in an amount equal to 12 months of his then current base salary, (iv) to the extent not already vested, all of his options to purchase shares of the Company’s common stock and restricted stock will accelerate and automatically vest, (v) a prorated payment equal to the target bonus amount for which he would be eligible for the year in which such termination or resignation occurred and (vi) continuation of certain insurance benefits for 12 months.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 10, 2010, the Company completed the merger (the “Merger”) of Nepal Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with and into Nellix, Inc., a Delaware corporation (“Nellix”), pursuant to the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 27, 2010, by and among the Company, Nellix, Merger Sub, certain of Nellix’s stockholders named therein and Essex Woodlands Health Ventures, Inc., a Delaware corporation (“Essex Woodlands”), as representative of the Nellix stockholders. As a result of the Merger, Nellix is a wholly-owned subsidiary of the Company.

Upon the closing of the Merger, and in accordance with the terms of the Merger Agreement, the Company issued an aggregate of 2,855,227 unregistered shares of its common stock (the “Closing Merger Shares”) to the stockholders of Nellix in exchange for the shares of Nellix common stock and preferred stock outstanding immediately prior to the closing of the Merger, other than dissenting shares. The Company also delivered an aggregate of 264,214 Closing Merger Shares to Wells Fargo Bank N.A., in its capacity as escrow agent, to secure the Company’s rights, and the rights of certain of its affiliates and representatives, to indemnification as provided in the Merger Agreement. In addition, the Company may be required to issue to the Nellix stockholders as contingent consideration additional shares of the Company’s common stock upon the Company’s achievement of certain performance milestones set forth in the Merger Agreement.

A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 with respect to the issuance of the Closing Merger Shares in accordance with the terms of the Merger Agreement is hereby incorporated by reference into this Item 3.02.

Concurrent with the closing of the Merger, and in accordance with the terms of the Purchase Agreement, the Company issued and sold to Essex Woodlands Fund VII, and Essex Woodlands Fund VII purchased from the Company, an aggregate of 3,170,577 shares of the Company’s common stock (the “Private Placement Shares”), at purchase price of $4.731 per share, resulting in gross proceeds to the Company of $15,000,000.

The Company offered and sold the Closing Merger Shares and the Private Placement Shares in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). Essex Woodlands Fund VII and the other stockholders of Nellix gave representations to the Company regarding their financial sophistication, access to information regarding the Company and certain other matters to support the Company’s reasonable belief that it could rely upon exemptions from registration pursuant to Section 4(2) of the Securities Act with respect to the offer and sale of the Closing Merger Shares and the Private Placement Shares. The Closing Merger Shares and the Private Placement Shares have not been registered under the Securities Act, and until so registered the Closing Merger Shares and the Private Placement Shares may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The registration rights provisions contained in the Merger Agreement and the Purchase Agreement require the Company to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 for the purpose of registering for resale the Closing Merger Shares and the Private Placement Shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Board Designation Right and the Amended and Restated Bylaws of the Company, as amended, the Board appointed Guido J. Neels to serve on the Board as a Class II director, effective December 10, 2010. Mr. Neels is a managing director of Essex Woodlands and an affiliate of Essex Woodlands Fund VII. Following Mr. Neels’ appointment, Class II consists of three directors whose terms of office expire at the 2012 annual meeting of stockholders. To date, Mr. Neels has not been appointed to serve on any committees of the Board. Mr. Neels will not receive any compensation for his service on the Board or any committee thereof; however, Mr. Neels will receive reimbursement for certain travel expenses and other out-of-pocket costs related thereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the closing of the Merger, the Board amended and restated Article III, Section 1 of the Company’s Amended and Restated Bylaws to increase the fixed number of directors of the whole Board from eight to nine.

A copy of the Company’s Amended and Restated Bylaws, as amended, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 9, 2010, the Company held a Special Meeting of Stockholders (the “Special Meeting”) to consider and vote on (i) a proposal to approve the issuance of shares of the Company’s common stock pursuant to the Merger Agreement and the Purchase Agreement and (ii) a proposal to adjourn the Special Meeting to a later time or date, if necessary or appropriate, to permit further solicitation of proxies if there were insufficient votes at the time of the Special Meeting in favor of the proposal to approve the issuance of shares of the Company’s common stock pursuant to the Merger Agreement and the Purchase Agreement.

A total of 49,014,355 shares of the Company’s common stock were entitled to vote as of November 5, 2010, the record date for the Special Meeting, of which 35,194,087 were present in person or by proxy at the Special Meeting, constituting a quorum.

Set forth below is information concerning each matter submitted to a vote at the Special Meeting.

Proposal No. 1

The stockholders approved the issuance of shares of the Company’s common stock pursuant to the Merger Agreement and the Purchase Agreement. The results of the vote on this proposal were:

Votes For	Votes Against	Abstain	Broker Non-Votes
35,082,859	43,360	67,868	0

Proposal No. 2

The stockholders approved the adjournment of the Special Meeting to a later time or date, if necessary or appropriate. The results of the vote on this proposal were:

Votes For	Votes Against	Abstain	Broker Non-Votes
34,047,872	1,066,667	79,548	0

Adjournment of the Special Meeting to a later time or date was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the issuance of shares of the Company’s common stock pursuant to the Merger Agreement and the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Endologix, Inc., as amended.

10.1	Amendment to Securities Purchase Agreement, dated as of December 9, 2010, by and between Endologix and Essex Woodlands Health Ventures Fund VII, L.P.

10.2	Employment Agreement, dated as of December 10, 2010, by and between Endologix and Robert D. Mitchell.

99.1	Press Release, dated December 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: December 14, 2010	/S/ ROBERT J. KRIST
Robert J. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Endologix, Inc., as amended.

10.1	Amendment to Securities Purchase Agreement, dated as of December 9, 2010, by and between Endologix and Essex Woodlands Health Ventures Fund VII, L.P.

10.2	Employment Agreement, dated as of December 10, 2010, by and between Endologix and Robert D. Mitchell.

99.1	Press Release, dated December 13, 2010.